Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Olivia Snyder, Manager, Investor Relations
(617) 219-1489

Industrial Logistics Properties Trust Announces Fourth Quarter and Year End 2018 Results
Fourth Quarter Net Income of $0.28 Per Share
Fourth Quarter Normalized FFO of $0.40 Per Share

Newton, MA (February 20, 2019): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced financial results for the quarter and year ended December 31, 2018.

John Murray, President and Chief Executive Officer of ILPT, made the following statement:

"During the fourth quarter, we continued to execute on our business plan with strong leasing activity and the previously disclosed acquisitions of one property in Maple Grove, Minnesota, and one land parcel in Ankeny, Iowa, which we plan to use for an expansion project for an existing tenant. We entered new and renewal leases and completed rent resets for approximately 1.9 million square feet that resulted in weighted average rental rates that were 23.7% higher than prior rental rates for the same space, with a weighted average lease term of 14.4 years for the new and renewal leases.

In February 2019, ILPT entered agreements to acquire a portfolio of eight properties with 4.2 million square feet for an aggregate purchase price of $280.0 million and a portfolio of 18 properties with 8.7 million square feet for an aggregate purchase price of $625.3 million. ILPT completed the acquisition of seven properties in the eight property portfolio on February 14, 2019. The acquisitions of the remaining properties in both portfolios are expected to occur by April 15, 2019. In addition, we announced a 10-year $650 million mortgage financing on a portfolio of our Hawaii properties, proceeds of which were used to term out our floating rate debt and to fund acquisitions. This less than 50% loan-to-value financing highlights and unlocks the under appreciated value and quality in our Hawaii assets."

Results for the Quarter Ended December 31, 2018:

Net income for the quarter ended December 31, 2018 was $18.3 million, or $0.28 per diluted share, compared to $15.3 million for the same quarter last year. Normalized funds from operations, or Normalized FFO, for the quarter ended December 31, 2018 were $25.9 million, or $0.40 per diluted share, compared to $21.2 million for the same quarter last year.

ILPT was formed in 2017 as a wholly owned subsidiary of Select Income REIT, or SIR, a former publicly traded real estate investment trust, or REIT, that merged with Office Properties Income Trust (Nasdaq: OPI) (formerly

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Government Properties Income Trust) on December 31, 2018. On January 17, 2018, ILPT sold approximately 30.8% of its common shares in an initial public offering, or the IPO, and became a separate public company. For periods prior to January 17, 2018, ILPT's historical results of operations and financial position have been derived from the financial statements of SIR and may not be comparable to future results. SIR previously owned 45,000,000 of ILPT's outstanding common shares. On December 27, 2018, SIR distributed all 45,000,000 common shares of ILPT that SIR owned to SIR's shareholders of record as of the close of business on December 20, 2018.

Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and to Normalized FFO for the quarters ended December 31, 2018 and 2017 appear later in this press release.

Results for the Year Ended December 31, 2018:

Net income for the year ended December 31, 2018 was $74.4 million, or $1.16 per diluted share, compared to $80.1 million for the year ended December 31, 2017. Normalized FFO for the year ended December 31, 2018 were $103.0 million, or $1.61 per diluted share, compared to $108.4 million for the year ended December 31, 2017.

Reconciliations of net income determined in accordance with GAAP to FFO and to Normalized FFO for the years ended December 31, 2018 and 2017 appear later in this press release.

Leasing, Occupancy and Same Property Results:

During the quarter ended December 31, 2018, ILPT entered new and renewal leases and completed rent resets for approximately 1,872,000 square feet, which resulted in weighted average (by square feet) rental rates that were approximately 23.7% higher than prior rental rates for the same space, with a weighted average (by square feet) lease term of 14.4 years for new and renewal leases. Commitments for leasing capital and concessions for new and renewal leases totaled approximately $1.6 million, or approximately $0.06 per square foot per lease year.

As of December 31, 2018, 99.3% of ILPT’s total rentable square feet was leased, compared to 99.3% as of September 30, 2018 and 99.9% as of December 31, 2017. Occupancy for properties owned continuously since October 1, 2017, or on a same property basis, decreased to 99.2% at December 31, 2018 from 99.9% at December 31, 2017. Same property cash basis net operating income, or Cash Basis NOI, increased 1.2% for the quarter ended December 31, 2018 compared to the quarter ended December 31, 2017, primarily as a result of contractual rent increases and leasing activity at certain properties since October 1, 2017.

Reconciliations of net income determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI, on both a consolidated and same property basis, for the quarters and years ended December 31, 2018 and 2017 appear later in this press release.

Recent Investment Activities:

As previously disclosed, in October 2018, ILPT acquired a land parcel adjacent to a property it owns located in Ankeny, IA for a purchase price of $450,000, excluding acquisition related costs. This land parcel will be used for a 194,000 square foot expansion for the existing tenant.

Also as previously disclosed, in October 2018, ILPT acquired a multi-tenant, net leased property located in Maple Grove, MN with 319,062 rentable square feet for a purchase price of $27.7 million, excluding acquisition related costs. This property is 100% leased and had a remaining weighted average (by revenue) lease term of approximately six years as of the acquisition date.

In February 2019, ILPT entered an agreement to acquire a portfolio of eight industrial properties located in the Indianapolis and Cincinnati market areas with an aggregate of approximately 4.2 million rentable square feet for a purchase price of $280.0 million, excluding acquisition related costs. ILPT completed the acquisition of seven of the eight properties on February 14, 2019. The acquisition of the remaining property is expected to occur by April 15, 2019. These properties are 100% leased to ten tenants and have a remaining weighted average (by revenue) lease term of approximately four years.

Also in February 2019, ILPT entered an agreement to acquire a portfolio of 18 industrial properties located in 12 states with an aggregate of approximately 8.7 million rentable square feet for a purchase price of $625.3 million, excluding acquisition related costs and including the assumption of $57.0 million of mortgage debt. This acquisition is expected to occur by April 15, 2019. These properties are 100% leased to 13 tenants and have a remaining weighted average (by revenue) lease term of approximately nine years.

Recent Financing Activities:

On January 29, 2019, ILPT obtained a $650.0 million mortgage loan secured by 186 of its properties (178 land parcels and eight buildings) containing approximately 9.6 million square feet located on the island of Oahu, Hawaii. The non-amortizing loan matures on February 7, 2029 and requires monthly interest payments at a fixed rate of 4.31% per annum. ILPT used the proceeds from this loan to repay outstanding borrowings under its $750.0 million unsecured revolving credit facility and to fund acquisitions.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, John Murray, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss ILPT’s fourth quarter and full year 2018 financial results.

The conference call telephone number is (877) 270-2148. Participants calling from outside the United States and Canada should dial (412) 902-6510. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Wednesday, February 27, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 10127678.

A live audio webcast of the conference call will also be available in a listen-only mode on ILPT's website, which is located at www.ilptreit.com. Participants wanting to access the webcast should visit ILPT's website about five minutes before the call. The archived webcast will be available for replay on ILPT's website following the call for about one week. The transcription, recording and retransmission in any way of ILPT’s fourth quarter conference call are strictly prohibited without the prior written consent of ILPT.

Supplemental Data:

A copy of ILPT’s Fourth Quarter 2018 Supplemental Operating and Financial Data is available for download at ILPT’s website, which is located at www.ilptreit.com. ILPT’s website is not incorporated as part of this press release.

ILPT is a REIT that owns and leases industrial and logistics properties throughout the United States. ILPT is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of ILPT’s operating results and financial condition and for an explanation of ILPT’s calculation of NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, FFO and Normalized FFO and a reconciliation of those amounts to amounts determined in accordance with GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER ILPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, ILPT IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON ILPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY ILPT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
MR. MURRAY'S STATEMENT IN THIS PRESS RELEASE THAT ILPT ENTERED INTO NEW AND RENEWAL LEASES AND COMPLETED RENT RESETS THAT RESULTED IN HIGHER AVERAGE RENTAL RATES MAY IMPLY THAT ILPT'S LEASING ACTIVITY WILL CONTINUE TO GROW IN THE FUTURE. HOWEVER, ILPT'S ABILITY TO LEASE ITS PROPERTIES DEPENDS IN LARGE PART ON MARKET CONDITIONS IN AREAS WHERE ILPT'S PROPERTIES ARE LOCATED WHEN SUCH PROPERTIES BECOME AVAILABLE FOR LEASE OR WHEN LEASES ARE NEGOTIATED OR RENTS ARE RESET. LEASING MARKET CONDITIONS OFTEN CHANGE AND ARE GENERALLY BEYOND ILPT'S CONTROL. IN THE FUTURE, ILPT MAY EXPERIENCE INCREASING VACANCIES OR LOWER RENTS AT ITS PROPERTIES AND ITS OPERATING RESULTS MAY DECLINE,

•
THIS PRESS RELEASE STATES THAT PROCEEDS FROM THE $650.0 MILLION MORTGAGE LOAN WERE USED TO TERM OUT BORROWINGS UNDER ILPT'S CREDIT FACILITY, WHICH HAVE A FLOATING RATE. HOWEVER, ILPT EXPECTS TO BORROW AMOUNTS UNDER ITS CREDIT FACILITY IN THE FUTURE, WHICH WILL OBLIGATE ILPT TO PAY INTEREST ON THE BORROWINGS AT A FLOATING RATE. FURTHER, ILPT MAY INCUR ADDITIONAL DEBT IN THE FUTURE AND ILPT MAY BE OBLIGATED TO PAY INTEREST ON ANY SUCH BORROWINGS AT FLOATING RATES,

•
MR. MURRAY STATES THAT ILPT ENTERED AGREEMENTS TO ACQUIRE A PORTFOLIO OF EIGHT PROPERTIES FOR AN AGGREGATE PURCHASE PRICE OF $280.0 MILLION AND A PORTFOLIO OF 18 PROPERTIES FOR AN AGGREGATE PURCHASE PRICE OF $625.3 MILLION, AND THAT ILPT COMPLETED THE ACQUISITION OF SEVEN PROPERTIES IN THE EIGHT PROPERTY PORTFOLIO IN FEBRUARY 2019 AND THE ACQUISITIONS OF THE REMAINING PROPERTIES IN BOTH

PORTFOLIOS ARE EXPECTED TO OCCUR BY APRIL 15, 2019. THE REMAINING ACQUISITIONS ARE SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THESE ACQUISITIONS MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS MAY CHANGE, AND

•
MR. MURRAY’S STATEMENT THAT ILPT’S HAWAII PROPERTIES HAVE UNDER APPRECIATED VALUE AND QUALITY MAY IMPLY THAT THOSE PROPERTIES AND OTHER PROPERTIES OF ILPT WILL MAINTAIN AND INCREASE IN VALUE AND REMAIN OF HIGH QUALITY AND THAT THE REMAINING UNMORTGAGED VALUE OF ILPT'S PROPERTIES MAY BE A FUTURE FINANCING SOURCE FOR ILPT. HOWEVER, ILPT’S PROPERTIES COULD DECLINE IN VALUE OR QUALITY IF ILPT DOES NOT SUCCESSFULLY OPERATE THEM, IF ILPT INCURS LIABILITIES WITH RESPECT TO THE PROPERTIES, IF REGULATORY REQUIREMENTS THAT MAY APPLY TO THE PROPERTIES RESTRICT THEIR VALUE OR DUE TO MARKET CONDITIONS OR OTHER REASONS. IN ADDITION, ILPT MAY NOT BE ABLE TO UTILIZE THE UNMORTGAGED VALUE OF ILPT'S PROPERTIES FOR FUTURE FINANCINGS, PARTICULARLY SINCE THE HAWAII PROPERTIES ARE ALREADY ENCUMBERED WITH A MORTGAGE LOAN.

THE INFORMATION CONTAINED IN ILPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN ILPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE ILPT’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY ILPT’S FORWARD LOOKING STATEMENTS. ILPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, ILPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Industrial Logistics Properties Trust

Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues:
Rental income	$35,841	$33,905	$139,311	$134,826
Tenant reimbursements and other income	6,233	5,490	23,219	21,680
Total revenues	42,074	39,395	162,530	156,506

Expenses:
Real estate taxes	5,233	4,611	19,342	17,868
Other operating expenses	3,355	2,753	13,005	10,913
Depreciation and amortization	7,660	6,839	28,575	27,315
Acquisition and transaction related costs	—	100	—	1,025
General and administrative	2,921	9,053	11,307	16,799
Total expenses	19,169	23,356	72,229	73,920

Interest income	66	—	200	—
Interest expense (including net amortization of debt issuance costs and premiums of $313, ($269), $1,244 and ($494), respectively)	(4,675)	(759)	(16,081)	(2,439)
Income before income tax expense	18,296	15,280	74,420	80,147
Income tax expense	(8)	(11)	(32)	(44)
Net income	$18,288	$15,269	$74,388	$80,103

Weighted average common shares outstanding - basic	65,029	45,000	64,139	45,000
Weighted average common shares outstanding - diluted	65,032	45,000	64,140	45,000

Net income per common share - basic and diluted	$0.28	$0.34	$1.16	$1.78

Industrial Logistics Properties Trust

Funds from Operations and Normalized Funds from Operations (1)

(amounts in thousands, except per share data)
(unaudited)

		Three Months Ended December 31,		Year Ended December 31,
		2018	2017	2018	2017

Net income		$18,288	$15,269	$74,388	$80,103
Plus:	depreciation and amortization	7,660	6,839	28,575	27,315
FFO		25,948	22,108	102,963	107,418
Plus:	acquisition and transaction related costs	—	100	—	1,025
Plus:	business management incentive fees (2)	—	(1,003)	—	—
Normalized FFO		$25,948	$21,205	$102,963	$108,443

Weighted average common shares outstanding - basic		65,029	45,000	64,139	45,000
Weighted average common shares outstanding - diluted		65,032	45,000	64,140	45,000

FFO per common share - basic and diluted		$0.40	$0.49	$1.61	$2.39
Normalized FFO per common share - basic and diluted		$0.40	$0.47	$1.61	$2.41
Distributions declared per common share		$0.33	$—	$0.93	$—

(1)      ILPT calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to ILPT. ILPT’s calculation of Normalized FFO differs from Nareit’s definition of FFO because ILPT includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of ILPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year and ILPT excludes acquisition and transaction related costs expensed under GAAP. ILPT considers FFO and Normalized FFO to be appropriate supplemental measures of operating performance for a REIT, along with net income. ILPT believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of its operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by ILPT’s Board of Trustees when determining the amount of distributions to ILPT’s shareholders. Other factors include, but are not limited to, requirements to qualify for taxation as a REIT, limitations in ILPT’s credit agreement, the availability to ILPT of debt and equity capital, ILPT’s expectation of its future capital requirements and operating performance and ILPT’s expected needs for and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income as indicators of ILPT’s operating performance or as measures of ILPT’s liquidity. These measures should be considered in conjunction with net income as presented in ILPT’s consolidated statements of income. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than ILPT does.

(2)
Incentive fees under ILPT's business management agreements with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined in the respective agreements, and are included in general and administrative expense in ILPT's consolidated statements of income. In calculating net income in accordance with GAAP, ILPT recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although ILPT recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income, ILPT does not include such expense in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Normalized FFO for both the three months and year ended December 31, 2017 include business management incentive fee expense of $7,660, which represents the portion of SIR's business management incentive fee allocated to ILPT, and which was paid by SIR and not ILPT for the period during which ILPT was SIR's wholly owned subsidiary. Excluding business management incentive fee expense, Normalized FFO would have been $28,865 and $116,103 for the three months and year ended December 31, 2017, respectively.

Industrial Logistics Properties Trust

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Calculation of NOI and Cash Basis NOI:
Rental income	$35,841	$33,905	$139,311	$134,826
Tenant reimbursements and other income	6,233	5,490	23,219	21,680
Real estate taxes	(5,233)	(4,611)	(19,342)	(17,868)
Other operating expenses	(3,355)	(2,753)	(13,005)	(10,913)
NOI	33,486	32,031	130,183	127,725
Non-cash straight line rent adjustments included in rental income (2)	(1,379)	(1,341)	(4,739)	(5,762)
Lease value amortization included in rental income (2)	(106)	(101)	(401)	(390)
Lease termination fees included in rental income (2)	—	(168)	—	(168)
Non-cash amortization included in other operating expenses (3)	—	(139)	—	(553)
Cash Basis NOI	$32,001	$30,282	$125,043	$120,852

Reconciliation of Net Income to NOI and Cash Basis NOI:
Net income	$18,288	$15,269	$74,388	$80,103
Income tax expense	8	11	32	44
Income before income tax expense	18,296	15,280	74,420	80,147
Interest expense	4,675	759	16,081	2,439
Interest income	(66)	—	(200)	—
General and administrative	2,921	9,053	11,307	16,799
Acquisition and transaction related costs	—	100	—	1,025
Depreciation and amortization	7,660	6,839	28,575	27,315
NOI	33,486	32,031	130,183	127,725

Non-cash straight line rent adjustments included in rental income (2)	(1,379)	(1,341)	(4,739)	(5,762)
Lease value amortization included in rental income (2)	(106)	(101)	(401)	(390)
Lease termination fees included in rental income (2)	—	(168)	—	(168)
Non-cash amortization included in other operating expenses (3)	—	(139)	—	(553)
Cash Basis NOI	$32,001	$30,282	$125,043	$120,852

See footnotes on page 9.

(1)
The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to ILPT’s property level results of operations. ILPT calculates NOI and Cash Basis NOI as shown above. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that ILPT records as depreciation and amortization. ILPT defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. ILPT considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of ILPT’s properties. ILPT uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and ILPT believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of ILPT’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income as indicators of ILPT’s operating performance or as measures of ILPT’s liquidity. These measures should be considered in conjunction with net income as presented in ILPT’s consolidated statements of income. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does.

(2)   ILPT reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(3)
The amounts for the three months and year ended December 31, 2017, respectively, represent the portion of SIR's non-cash amortization included in other operating expenses allocated to ILPT for the period during which ILPT was SIR's wholly owned subsidiary.

Industrial Logistics Properties Trust

Reconciliation of Net Operating Income to Same Property Net Operating Income and Calculation of Same Property Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Reconciliation of NOI to Same Property NOI (2)(3):
Rental income	$35,841	$33,905	$139,311	$134,826
Tenant reimbursements and other income	6,233	5,490	23,219	21,680
Real estate taxes	(5,233)	(4,611)	(19,342)	(17,868)
Other operating expenses	(3,355)	(2,753)	(13,005)	(10,913)
NOI	33,486	32,031	130,183	127,725
Less:
NOI of properties not included in same property results	(1,527)	—	(2,130)	—
Same property NOI	$31,959	$32,031	$128,053	$127,725

Calculation of Same Property Cash Basis NOI (2)(3):
Same property NOI	$31,959	$32,031	$128,053	$127,725
Less:
Non-cash straight line rent adjustments included in rental income (4)	(1,196)	(1,341)	(4,477)	(5,762)
Lease value amortization included in rental income (4)	(105)	(101)	(400)	(390)
Lease termination fees included in rental income (4)	—	(168)	—	(168)
Non-cash amortization included in other operating expenses (5)	—	(139)	—	(553)
Same property Cash Basis NOI	$30,658	$30,282	$123,176	$120,852

(1)
See footnote (1) on page 9 of this press release for the definitions of NOI and Cash Basis NOI, a description of why ILPT believes they are appropriate supplemental measures and a description of how ILPT uses these measures.

(2)
For the three months ended December 31, 2018, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned (including for the period SIR owned ILPT's properties prior to the IPO) as of December 31, 2018, and which it owned continuously since October 1, 2017.

(3)
For the year ended December 31, 2018, same property NOI and same property Cash Basis NOI are based on properties ILPT owned (including for the period SIR owned ILPT's properties prior to the IPO) as of December 31, 2018, and which it owned continuously since January 1, 2017.

(4)
ILPT reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(5)
The amounts for the three months and year ended December 31, 2017, respectively, represent the portion of SIR's non-cash amortization included in other operating expenses allocated to ILPT for the period during which ILPT was SIR's wholly owned subsidiary.

Industrial Logistics Properties Trust

Consolidated Balance Sheets

(dollars in thousands, except per share data)

(unaudited)

	December 31,
	2018	2017
ASSETS
Real estate properties:
Land	$670,501	$642,706
Buildings and improvements	791,895	700,896
	1,462,396	1,343,602
Accumulated depreciation	(93,291)	(74,614)
	1,369,105	1,268,988
Acquired real estate leases, net	75,803	79,103
Cash and cash equivalents	9,608	—
Rents receivable, including straight line rents of $54,916 and $50,177, respectively, net of allowance for doubtful accounts of $1,457 and $1,241, respectively	56,940	51,672
Debt issuance costs, net	4,430	1,724
Deferred leasing costs, net	6,157	5,254
Due from related persons	1,390	—
Other assets, net	11,178	4,942
Total assets	$1,534,611	$1,411,683

LIABILITIES AND SHAREHOLDERS' EQUITY
Revolving credit facility	$413,000	$750,000
Mortgage note payable, net	49,195	49,427
Assumed real estate lease obligations, net	18,316	20,384
Accounts payable and other liabilities	12,040	11,082
Rents collected in advance	6,004	5,794
Security deposits	6,130	5,674
Due to related persons	1,653	7,114
Total liabilities	506,338	849,475

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized; 65,074,791 and 45,000,000 shares issued and outstanding, respectively	651	450
Additional paid in capital	998,447	546,489
Cumulative net income	89,657	15,269
Cumulative common distributions	(60,482)	—
Total shareholders' equity	1,028,273	562,208
Total liabilities and shareholders' equity	$1,534,611	$1,411,683

(END)